Exhibit 99.1

For Immediate Release on Tuesday, July 31, 2012

GASCO ENERGY ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS

DENVER — July 31, 2012 /PRNewswire-FirstCall/ — Gasco Energy, Inc. (NYSE MKT: GSX) (“Gasco” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2012.

Note Regarding Uinta Basin Joint Venture

During Q1-12, Gasco conveyed a 50% interest in certain of its Uinta Basin properties to its joint venture partner (“the Uinta Basin transaction”) concurrent with the March 22, 2012 closing of the joint venture.  Q2-12 is the first full reporting period in which Gasco’s Uinta Basin financial results reflect this conveyance under the terms of the Gasco-operated joint venture.  Prior-period results do not reflect the conveyance of the joint venture partner’s interest.

Q2-12 Financial Results

Oil and gas sales for the second quarter ended June 30, 2012 were $1.6 million, as compared to $5.8 million for the same period in 2011.  The year-over-year decrease in oil and gas sales is primarily attributed to the sale of a portion of the Company’s interest in its properties in the Uinta Basin transaction, a 49% decrease in the average price received for the Company’s natural gas sales and an 11% decrease in prices received for oil volumes.

Gasco’s average realized gas price was $2.26 per thousand cubic feet of natural gas (Mcf) for Q2-12, excluding the effect of hedges, compared to $4.47 per Mcf in the prior-year period, also excluding the effect of hedges.  During June 2012, the Company monetized its remaining commodity hedge contract for net proceeds of $678,000. Prior to the monetization, the Company’s risk management activities caused its average realized gas price to increase by approximately $0.52 per Mcf during Q2-12.  Including the impact of hedges, the Company’s average price received for its natural gas production during Q2-12 was approximately $2.78 per Mcf as compared to $4.48 per Mcf in the prior-year period.

The average realized oil price for Q2-12 was $78.57 per barrel, as compared to $88.80 per barrel for the prior-year period.  Gasco does not hedge its crude oil volumes.

For Q2-12, Gasco reported a net loss of $5.2 million, or $0.03 per share, as compared to breakeven results of $0.0 million, or $0.00 per share in Q2-11.  Included in the Q2-12 results is a non-cash gain of $1.1 million attributed to derivatives and a $3.8 million expense item related to an impairment of the carrying value of oil and gas properties.

Excluding the effect of the above-stated non-cash items, Gasco would have posted a net loss of $2.5 million, or $0.01 per share for Q2-12.  Net loss excluding the effect of non-cash items is a non-GAAP financial measure.  Management believes net income or loss excluding the effect of certain non-cash items such as derivative gains or losses and impairment expense is a useful metric to investors to show income before the impact of certain non-cash items, and it provides a measure of the Company’s cash available to fund its business and operations.  For further disclosure, please reference the reconciliation to non-GAAP measures at the end of this news release.

As of June 30, 2012, Gasco’s total assets were $64.0 million, its stockholders’ equity was $29.6 million, and cash and investments were $5.1 million.

The Company had long-term debt of $45.0 million as of June 30, 2012, consisting of its 5.5% convertible senior notes due 2015.  On June 29, 2012, the Company’s $250 million revolving credit facility matured and was repaid in full.  Gasco is discussing alternative borrowing arrangements with other lenders and while the Company currently believes that it will be able to find a replacement lender, there can be no assurance that the Company will be able to obtain adequate alternative financing on acceptable terms or at all.

Net cash used in operating activities during Q2-12 was $3.0 million, as compared to net cash provided by operating activities of $1.0 million in the comparable 2011 reporting period.  Net cash provided by investing activities during Q2-12 was $0.1 million, as compared to net cash used in investing activities in the prior-year period of $2.1 million.  During March 2012, Gasco repaid $10.5 million in borrowings in connection with the maturing of its revolving credit facility.

Q2-12 Unit Cost and Expense Comparisons

Total lease operating expense (LOE) for Q2-12 was $1.2 million, as compared to $1.7 million in the prior-year period.  On a per-unit basis, Q2-12 LOE was $1.96 per thousand cubic feet of natural gas equivalent (Mcfe), as compared to $1.54 per Mcfe in the prior-year period.  The 27% increase in LOE per Mcfe is primarily attributable to an increase in operating expenses ($0.51 per Mcfe higher) partially offset by lower production taxes ($0.09 per Mcfe lower) due to decreased severance taxes during Q2-12.

Transportation and processing expense was $0.5 million during Q2-12, or $0.88 per Mcfe, as compared to $0.9 million during the prior-year period, or $0.81 per Mcfe.  The 44% decrease in these expenses during Q2-12 reflects lower transportation and processing costs related to the 45% decrease in gas production due to the conveyance and to normal production declines.

Depletion, depreciation and amortization (DD&A) was $0.6 million for Q2-12, as compared to $1.0 million for Q2-11.  On a per-unit basis, DD&A for Q2-12 was $1.10 per Mcfe, as compared to $0.89 per Mcfe in the prior-year period.

The Company reported general and administrative expense (G&A) of $1.1 million for Q2-12, versus $0.9 million in the prior-year period.  On a per-unit basis, total G&A for Q2-12 was $1.76 per Mcfe, as compared to $0.85 per Mcfe for the same period in 2011.  G&A expense for Q2-12 includes $76,856 of non-cash, stock-based compensation expense, or, on a per-unit basis, $0.13 per Mcfe, as compared to the prior-period total of $6,278, or $0.00 per Mcfe.  The increase in G&A expense is primarily due to legal and consulting expenses associated with the Uinta Basin transaction and to an increase in stock-based compensation due to the issuance of certain stock options and restricted stock during June 2012.

Gasco Energy
Unit Cost Analysis	Q2-12	Q2-11	% Change
Production in Natural Gas Equivalent (Mcfe)	588,196	1,108,191	-47%
Average Price Received Gas ($ / Mcf)	$2.26	$4.47	-49%
Average Price Received Oil ($ / Bbl)	78.57	88.80	-11%
LOE Components	—	—	—
Direct Operating Expenses ($ / Mcfe)	1.46	1.09	34%
Workover Expense ($ / Mcfe)	0.40	0.27	48%
Production Tax ($ / Mcfe)	0.10	0.19	-47%
Total Lease Operating Expense ($ / Mcfe)	1.96	1.54	27%
Transportation Expense ($ / Mcfe)	0.88	0.81	9%
DD&A Expense ($ / Mcfe)	1.10	0.89	24%
G&A Expense ($ / Mcfe)	1.76	0.85	107%
Non-cash Stock-based Compensation Expense ($ / Mcfe)	$0.13	$0.00	—%

First Half 2012 Period

Oil and gas sales for the first half of 2012 were $4.8 million, as compared to $10.0 million for the same period in 2011.  The decrease in oil and gas sales during the first half 2012, as compared to the prior-year period, is primarily attributed to the Uinta Basin transaction and to a 40% decrease in the average price received for natural gas sales, offset in part by a 2% increase in prices received for oil volumes.

The average prices received for the first half of 2012 were $2.57 per Mcf and $85.36 per barrel of oil, as compared to $4.28 per Mcf and $83.60 per barrel in the 2011 first-half reporting period.

For first half of 2012, Gasco reported a net loss of $10.2 million, or $0.06 per share, as compared to a net loss of $1.6 million, or $0.01 per share in the prior year period.  Included in the first half 2012 results are a non-cash gain of $0.5 million attributed to derivatives and $8.1 million related to an impairment of the carrying value of oil and gas properties.

Excluding the effect of the above-stated non-cash items, Gasco would have posted a net loss of $5.2 million, or $0.03 per share for the six-month period ended June 30, 2012.  Net loss excluding the effect of non-cash items is a non-GAAP financial measure.

Net cash used in operating activities for the first half of 2012 was $3.5 million as compared to net cash provided by operating activities of $1.9 million for the same period in 2011.  The Company invested approximately $3.8 million during the first half of 2012 in oil and gas activities.  Net cash provided by investing activities during the first half of 2012 included $19.2 million in cash proceeds from the sale of certain of the Company’s Uinta Basin assets as part of the previously announced Uinta Basin joint venture.  Net cash used in financing activities was $8.5 million in the first half of 2012, as compared to net cash provided by financing activities of $7.0 million during the prior-year period.

Quarterly and First Half 2012 Production

Estimated cumulative net production for Q2-12 was 588 million cubic feet of natural gas equivalent (MMcfe), as compared to 1,108 MMcfe in the prior-year period.  Estimated cumulative net production for the first half of 2012 was 1,479 MMcfe, as compared to first-half 2011 net production of 2,067 MMcfe. Included in the first half 2012 equivalent calculation is 14,094 barrels of liquid hydrocarbons, as compared to the prior-year period’s liquids volumes of 20,478 barrels.  Net production changes are attributed to the Uinta Basin transaction and to normal production declines in existing wells, which are partially offset by new producing wells and to the recompletions and workovers of existing wells.

Risk Management

The Company’s results of operations and operating cash flows are affected by changes in market prices for oil and natural gas.  Gasco has used commodity derivative instruments to provide a measure of stability to its cash flows in an environment of commodity price volatility and to manage its exposure to commodity price risk.  However, these derivative instruments could limit the prices Gasco could actually realize and therefore may reduce oil and natural gas revenues in the future.  During June 2012, the Company monetized its outstanding commodity derivatives for net proceeds of approximately $678,000.  Gasco intends to enter into future derivatives when it becomes beneficial for the Company to do so.

Teleconference Call

A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EDT on Wednesday, August 1, 2012 to discuss Q2-12 financial and operating results.  You are invited to participate in the call which will be broadcast live over the Internet and via teleconference.

Gasco Energy Q2-12 Financial and Operating Results Conference Call

Date:	Wednesday, August 1, 2012

Time:	11:00 a.m. EDT 10:00 a.m. CDT 9:00 a.m. MDT 8:00 a.m. PDT

Call:	(866) 392-4171 (US/Canada) and (706) 634-6345 (International), Passcode / Conference ID #: 99618031

Webcast/Internet:	Live and rebroadcast over the Internet: https://us.reg.meeting-stream.com/gascoenergyinc_080112/

Replay:	Available through Wednesday, August 8, 2012 at (855) 859-2056 (US/Canada) and (404) 537-3406 (International) using passcode #99618031 and for 30 days at http://www.gascoenergy.com

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region and in California’s San Joaquin Basin.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the oil-bearing Green River Formation and the natural gas-prone Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit http://www.gascoenergy.com.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These statements express, or are based on, management’s expectations about future events. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “foresee,” or “continue” or the negative thereof or similar terminology.

Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable under the circumstances, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve assumptions which may be inaccurate, and known and unknown risks and uncertainties (some of which are beyond Gasco’s control), that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result.  Some of the key factors that may cause actual results to vary from those Gasco expects include the inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices; competition from other companies with greater resources; environmental and other government regulations, including new or proposed legislation; defects in title to properties; increases in Gasco’s cost of borrowing or inability or unavailability of capital resources or cash flow from operations to fund capital expenditures; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; Gasco’s ability to manage interest rate and commodity price exposure; changes in Gasco’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 28, 2012, and (2) Gasco’s other reports and registration statements filed from time to time with the SEC.

Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco or on its behalf.  Gasco cannot assure you that its future results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

[Financial and Operational Tables Accompany this News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco’s Filing on Form 10-Q for the second quarter ended June 30, 2012 filed with the SEC on July 31, 2012.

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,135,729	$1,965,967
Accounts receivable
Joint interest billings	2,113,859	810,482
Revenue	596,568	1,483,382
Inventory	1,903,388	1,911,362
Note receivable	500,000	500,000
Derivative instruments	—	865,358
Prepaid expenses	73,699	152,045
Total	10,323,243	7,688,596

PROPERTY, PLANT AND EQUIPMENT, at cost
Oil and gas properties (full cost method)
Proved properties	255,738,109	268,793,463
Unproved properties	37,915,582	36,938,162
Wells in progress	—	1,938,691
Facilities and equipment	1,464,475	1,502,921
Furniture, fixtures and other	494,781	167,737
Total	295,612,947	309,340,974
Less accumulated depletion, depreciation, amortization and impairment	(243,462,407)	(234,132,806)
Total	52,150,540	75,208,168

NONCURRENT ASSETS
Deposit	564,638	639,500
Deferred financing costs	983,793	1,117,972
Total	1,548,431	1,757,472

TOTAL ASSETS	$64,022,214	$84,654,236

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(Unaudited)

	June 30,	December 31,
	2012	2011

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$815,905	$2,649,772
Revenue payable	1,734,445	2,043,240
Advances from joint interest owners	96,733	98,512
Current portion of long-term debt	—	8,544,969
Accrued interest	586,556	586,556
Accrued expenses	251,816	355,224
Total	3,485,455	14,278,273

NONCURRENT LIABILITIES
5.5% Convertible Senior Notes due 2015, net of unamortized discount of $20,684,318 as of June 30, 2012 and $22,574,687 as of December 31, 2011	24,483,682	22,593,313
Deferred income from sale of assets	2,564,403	2,665,629
Asset retirement obligation	779,197	1,226,796
Derivative instruments	2,837,500	4,235,000
Deferred rent	281,390	—
Total	30,946,172	30,720,738

STOCKHOLDERS’ EQUITY
Series B Convertible Preferred stock - $0.001 par value; 20,000 shares authorized; zero shares outstanding	—	—
Series C Convertible Preferred stock - $0.001 par value; 2,000,000 shares authorized; 182,065 shares outstanding as of June 30, 2012 and 191,000 shares outstanding as of December 31, 2011	182	191
Common stock - $0.0001 par value; 600,000,000 shares authorized; 169,823,681 shares issued and 169,749,981 outstanding as of June 30, 2012 and 168,084,515 shares issued and 168,010,815 outstanding as of December 31, 2011	16,982	16,808
Additional paid-in capital	262,489,186	262,344,286
Accumulated deficit	(232,785,468)	(222,575,765)
Less cost of treasury stock of 73,700 common shares	(130,295)	(130,295)
Total	29,590,587	39,655,225

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$64,022,214	$84,654,236

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	June 30,
	2012	2011

REVENUES
Gas	$1,273,178	$4,609,574
Oil	330,695	1,145,897
Total	1,603,873	5,755,471

OPERATING EXPENSES
Lease operating	1,152,462	1,707,734
Transportation and processing	518,394	901,384
Depletion, depreciation, amortization and accretion	648,239	985,744
Impairment	3,755,000	—
General and administrative	1,112,620	945,342
Total	7,186,715	4,540,204

OPERATING (LOSS) INCOME	(5,582,842)	1,215,267

OTHER (EXPENSE) INCOME
Interest expense	(1,659,945)	(1,551,875)
Derivative gains	2,024,957	309,283
Amortization of deferred income from sale of assets	50,613	50,613
Interest income	15,658	6,881
Total	431,283	(1,185,098)

NET (LOSS) INCOME	$(5,151,559)	$30,169

NET (LOSS) INCOME PER COMMON SHARE —
BASIC	$(0.03)	$0.00
DILUTED	$(0.03)	$0.00

GASCO ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended June 30,
	2012	2011

REVENUES
Gas	$3,581,042	$8,312,605
Oil	1,203,098	1,711,971
Total	4,784,140	10,024,576

OPERATING EXPENSES
Lease operating	2,840,463	3,049,166
Transportation and processing	1,175,366	1,703,099
Depletion, depreciation, amortization and accretion	1,498,266	1,835,568
Impairment	8,055,000	—
General and administrative	2,517,602	2,071,505
Total	16,086,697	8,659,338

OPERATING (LOSS) INCOME	(11,302,557)	1,365,238

OTHER INCOME (EXPENSE)
Interest expense	(3,388,714)	(3,415,770)
Gain on sale of assets	2,567,574	—
Derivative gains	1,788,090	373,236
Amortization of deferred income from sale of assets	101,226	101,226
Interest income	24,678	13,762
Total	1,092,854	(2,927,546)

NET LOSS	$(10,209,703)	$(1,562,308)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.06)	$(0.01)

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,209,703)	$(1,562,308)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities:
Depletion, depreciation, amortization, accretion and impairment expense	9,553,266	1,835,568
Stock-based compensation	136,861	176,178
Change in fair value of derivative instruments	(532,142)	36,384
Gain on sale of assets	(2,567,574)	—
Amortization of debt discount, deferred expenses and other	1,925,462	1,491,531
Payment of deposit	(46,138)	—
Changes in operating assets and liabilities:
Accounts receivable	(410,627)	(59,013)
Inventory	7,974	(33,881)
Prepaid expenses	78,346	47,876
Accounts payable	(1,119,867)	(691,520)
Revenue payable	(308,795)	1,298,342
Accrued expenses	25,785	(615,442)
Net cash (used in) provided by operating activities	(3,467,152)	1,923,715

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for furniture, fixtures and other	(196,572)	(892)
Cash paid for acquisitions, development and exploration	(3,812,087)	(3,817,400)
Proceeds from sale of assets	19,192,321	—
Decrease in advances from joint interest owners	(1,779)	(1,032,248)
Net cash provided by (used in) investing activities	15,181,883	(4,850,540)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under line of credit	2,000,000	2,000,000
Repayment of borrowings	(10,544,969)	—
Proceeds from issuance of common stock and warrants	—	6,000,000
Cash paid for stock offerings and debt issuance costs	—	(942,346)
Net cash (used in) provided by financing activities	(8,544,969)	7,057,654

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,169,762	4,130,829

CASH AND CASH EQUIVALENTS:
BEGINNING OF PERIOD	1,965,967	1,994,542
END OF PERIOD	$5,135,729	$6,125,371

Management believes net income or loss excluding the effect of certain non-cash items such as derivative gains or losses, impairment expense and gain related to sale of assets is a useful metric to investors to show income before the impact of certain non-cash items, and it provides a measure of the Company’s cash available to fund its business and operations.  Investors should not consider this measure, or other non-GAAP measures, in isolation or as a substitute for operating income or loss, cash flow from operations determined under GAAP or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because it is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of net loss excluding the effect of certain non-cash items for the three months and six months ended June 30, 2012 is provided in the table below:

Reconciliation of Net Loss to Non-GAAP Net Loss Excluding Certain Non-cash Items

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012

Net loss as presented	$(5,151,559)	$(10,209,703)

Less: non cash derivative gain	$(1,055,429)	$(532,142)

Less: gain on sale of assets	$—	$(2,567,574)

Add back: property impairment	$3,755,000	$8,055,000

Net loss excluding certain non-cash items	$(2,451,988)	$(5,254,419)